As filed with the Securities and Exchange Commission on August 21, 2001
                                                    Registration No. 333-_____


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                           ---------------------

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                            --------------------


                    FISHER SCIENTIFIC INTERNATIONAL INC.
           (Exact Name of Registrant as Specified in Its Charter)


      Delaware                                  02-0451017
(State of Incorporation)             (I.R.S. Employer Identification No.)

                            --------------------

                              One Liberty Lane
                        Hampton, New Hampshire 03842
                               (603) 926-5911
            (Address of Principal Executive Offices) (Zip Code)
                            --------------------

                       2001 Equity and Incentive Plan
                         (Full Titles of the Plan)
                            --------------------

                           Todd M. DuChene, Esq.
               Vice President, General Counsel and Secretary
                    Fisher Scientific International Inc.
                              One Liberty Lane
                        Hampton, New Hampshire 03842
                               (603) 926-5911

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
                            --------------------

                               With Copy To:

                         David J. Goldschmidt, Esq.
                  Skadden, Arps, Slate, Meagher & Flom LLP
                              Four Time Square
                          New York, New York 10036
                               (212) 735-3000
                            --------------------


                                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
                                                          Proposed Maximum      Proposed Maximum           Amount of
       Title of Securities             Amount to be        Offering Price      Aggregate Offering        Registration
        to be Registered              Registered (1)          Per Share              Price                    Fee
----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per
share:  Shares subject to                2,983,617             $26.14            $77,991,748.38         $19,497.94(1)
outstanding options under the
Fisher 2001 Equity and Incentive
Plan (the "Plan")

----------------------------------------------------------------------------------------------------------------------
Common stock, par value $.01 per
share:  Shares available for
future grants under the Plan             5,016,383             $25.81           $129,472,845.23          $32,368.21(2)
----------------------------------------------------------------------------------------------------------------------
Total                                    8,000,000             N/A              $207,464,593.61          $51,866.15
======================================================================================================================

(1) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"). Such computation is based on the weighted average exercise price of $26.14 per share covering 2,983,617 outstanding options.

(2) The estimated exercise price of $25.81 per share was computed in accordance with Rule 457(c) under the Securities Act by averaging the high and low sales prices of Fisher Scientific International Inc. common stock as quoted on The New York Stock Exchange on August 14, 2001.


                              EXPLANATORY NOTE

         Fisher Scientific International Inc. ("Fisher Scientific" or the "Company") has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), to register shares of its common stock, par value $.01 per share (the "Common Stock"), issuable pursuant to the 2001 Equity and Incentive Plan (the "Plan") of the Company.


                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The Company will send or give the documents containing the information specified in Part I of Form S-8 to employees as specified by the Securities and Exchange Commission Rule 428(b)(1) under the Securities Act. The Company does not need to file these documents with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements under Rule 424 of the Securities Act.


                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, Fisher Scientific International Inc., a Delaware corporation, pursuant to the Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement:

         (a) The registrant's final prospectus dated May 3, 2001 and filed with the Commission on May 4, 2001 pursuant to Rule 424(b) under the Securities Act of 1933, as amended; and

         (b) The registration's statement on Form 8-A filed with the Commission on November 7, 1991 under Section 12 of the Exchange Act; and

         (c) The registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 filed with the Commission pursuant to the Exchange Act on May 15, 2001; and

         (d) The registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 filed with the Commission pursuant to the Exchange Act on August 14, 2001.

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law, as amended, provides in regards to indemnification of directors and officers as follows:

         "145 INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE. (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

         (e) Expenses (including attorney's fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

         (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person."

         ARTICLE FIFTEENTH of Fisher's Certificate of Incorporation provides as follows:

         FIFTEENTH: (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability
(i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         (b)(1) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or the person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; PROVIDED, HOWEVER, that, except as provided in this paragraph (b), the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this paragraph (b) shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

         (2) Right of Claimant to Bring Suit. If a claim under subparagraph
(b)(1) is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceedings in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification or the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard or conduct.

         (3) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this paragraph (b) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         (4) Insurance. The Corporation may maintain insurance, at its expense, to project itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following exhibits are filed as part of this registration statement or, where so indicated, have been previously filed and are incorporated herein by reference:

Exhibit No.    Description of Exhibit

4.1 Specimen Certificate of Common Stock, $.01 par value per share, of the Company (incorporated by reference to the Company's Registration Statement on Form 8-A, filed on November 7, 1991).

4.2 Certificate of Designation of Non-Voting Stock (incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K filed on March 31, 1999).

4.3 Amended and Restated Investors' Agreement dated March 29, 1999 (the "Investors' Agreement") among the Company and (i) Thomas H. Lee Equity Fund III, L.P. ("THL"), certain individuals associated with THL, THL-CCI Limited Partnership, THL Foreign Fund III, L.P., and THL FSI Equity Investors, L.P., (ii) DLJ Merchant Banking Partners II, L.P., DLJ Offshore Partners II, C.V., DLJ Diversified Partners, L.P., DLJMB Funding II, Inc., DLJ Merchant Banking Partners II-A, L.P., DLJ Diversified Partners-A, L.P., DLJ Millenium Partners L.P., DLJ Millenium Partners-A, L.P., UK Investment Plan 1997 Partners, DLJ EAB Partners, L.P., DLJ ESC II, L.P. and DLJ First ESC, L.P., (iii) Chase Equity Associates, L.P. ("Chase Equity") and (iv) Merrill Lynch KECALP L.P. 1997, KECALP Inc., and ML IBK Positions, Inc. (incorporated by reference to Exhibit 10.7 to the Company's Annual Report on Form 10-K for the year ended December 31, 1998, filed on March 31, 1999).

4.4 Amendment No. 1 to the Investors' Agreement dated May 14, 2000. (incorporated by reference to Exhibit 10.17 to the Company's Annual Report on Form 10-K for the year ended December 31, 2000, filed on March 29, 2001).

4.5 Credit Agreement among Fisher, Certain Subsidiaries of Fisher, Various Lending Institutions, The Chase Manhattan Bank, as Administrative Agent, The Chase Manhattan Bank of Canada, as Administrative Agent, Chase Manhattan International Limited, as U.K. Administrative Agent, Merrill Lynch Capital Corporation, as Syndication Agent, and DLJ Capital Funding, Inc., as Documentation Agent, dated as of January 21, 1998 (the "Credit Agreement") (incorporated by reference to Exhibit 3 to the Company's Current Report on Form 8-K dated January 21, 1998, filed on February 6, 1998).

4.6 First Amendment and Waiver to the Credit Agreement dated as of November 13, 1998, and Second Amendment and Waiver to the Credit Agreement dated as of December 31, 1998 (incorporated by reference to Exhibits 10.5 and 10.6 respectively of the Company's Annual Report on Form 10-K for the year ended December 31, 1998, filed on March 31, 1999).

4.7 Third Amendment and Waiver to the Credit Agreement dated as of April 15, 2000, and Fourth Amendment and Waiver to the Credit Agreement dated as of February 9, 2001(incorporated by reference to Exhibits 10.16 and 10.18 respectively to the Company's Annual Report on Form 10-K for the year ended December 31, 2000, filed on March 29, 2001).

5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, regarding the legality of the securities being registered.+

10.1           Fisher Scientific International Inc. 2001 Equity and
               Incentive Plan. +

23.1           Consent of Deloitte & Touche LLP.+

23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).+

24.1           Power of Attorney (included on the signature page hereto).+

------------------------------------------------------------------------------
+  Filed herewith

Item 9.  Undertakings.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set froth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby further undertakes, that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement has been signed on its behalf by the undersigned, thereunto duly authorized in the City of Hampton, State of New Hampshire, on this 21st day of August, 2001.


                                        Fisher Scientific International Inc.


                                        By: /s/ Todd M. DuChene
                                            _____________________________
                                            Todd M. DuChene
                                            Vice President, General Counsel
                                            and Secretary



                             POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul M. Meister, Todd M. DuChene, and Kevin P. Clark, and each of them, his true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 21st day of August, 2001.


Name                              Title                         Date


/s/ Paul M. Montrone              Chairman of the Board and     August 21, 2001
-----------------------------     Chief Executive Officer
Paul M. Montrone


/s/ Paul M. Meister               Vice Chairman of the Board    August 21, 2001
-----------------------------     and Executive Vice President
Paul M. Meister


/s/ Kevin P. Clark                Vice President and Chief      August 21, 2001
-----------------------------     Financial Officer
Kevin P. Clark


/s/ Mitchell J. Blutt             Director                      August 21, 2001
-----------------------------
Mitchell J. Blutt


/s/ Robert A. Day                 Director                      August 21, 2001
-----------------------------
Robert A. Day


/s/ Michael D. Dingman            Director                      August 21, 2001
-----------------------------
Michael D. Dingman


/s/ Anthony J. DiNovi             Director                      August 21, 2001
------------------------------
Anthony J. DiNovi


/s/ David V. Harkins              Director                      August 21, 2001
------------------------------
David V. Harkins


/s/ Scott M. Sperling             Director                      August 21, 2001
-------------------------------
Scott M. Sperling


/s/ Kent R. Weldon                Director                      August 21, 2001
--------------------------------
Kent R. Weldon



                               EXHIBIT INDEX




Exhibit No.      Description of Exhibit

4.1 Specimen Certificate of Common Stock, $.01 par value per share, of the Company (incorporated by reference to the Company's Registration Statement on Form 8-A filed on November 7, 1991).

4.2              Certificate of Designation of Non-Voting Stock
                 (incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K filed on March 31, 1999).

4.3 Amended and Restated Investors' Agreement dated March 29, 1999 (the "Investors' Agreement") among the Company and
                 (i) Thomas H. Lee Equity Fund III, L.P. ("THL"), certain individuals associated with THL, THL-CCI Limited Partnership, THL Foreign Fund III, L.P., and THL FSI Equity Investors, L.P., (ii) DLJ Merchant Banking Partners II, L.P., DLJ Offshore Partners II, C.V., DLJ Diversified Partners, L.P., DLJMB Funding II, Inc., DLJ Merchant Banking Partners II-A, L.P., DLJ Diversified Partners-A, L.P., DLJ Millenium Partners, L.P., DLJ Millenium Partners-A, L.P., UK Investment Plan 1997 Partners, DLJ EAB Partners, L.P., DLJ ESC II, L.P. and DLJ First ESC, L.P., (iii) Chase Equity Associates, L.P. ("Chase Equity") and (iv) Merrill Lynch KECALP L.P. 1997, KECALP Inc., and ML IBK Positions, Inc. (incorporated by reference to
                 Exhibit 10.7 to the Company's Annual Report on Form 10-K for the year ended December 31, 1998, filed on March 31,
                 1999).

4.4 Amendment No. 1 to the Investors' Agreement dated May 14, 2000 (incorporated by reference to Exhibit 10.17 to the Company's Annual Report on Form 10-K for the year ended December 31, 2000, filed on March 29, 2001).

4.5 Credit Agreement among Fisher, Certain Subsidiaries of Fisher, Various Lending Institutions, The Chase Manhattan Bank, as Administrative Agent, The Chase Manhattan Bank of Canada, as Administrative Agent, Chase Manhattan International Limited, as U.K. Administrative Agent, Merrill Lynch Capital Corporation, as Syndication Agent, and DLJ Capital Funding, Inc., as Documentation Agent, dated as of January 21, 1998 (the "Credit Agreement") (incorporated by reference to Exhibit 3 to the Company's Current Report on Form 8-K dated January 21, 1998, filed on February 6, 1998).

4.6 First Amendment and Waiver to the Credit Agreement dated as of November 13, 1998, and Second Amendment and Waiver to the Credit Agreement dated as of December 31, 1998 (incorporated by reference to Exhibits 10.5 and 10.6 respectively of the Company's Annual Report on Form 10-K for the year ended December 31, 1998, filed on March 31,
                 1999).

4.7 Third Amendment and Waiver to the Credit Agreement dated as of April 15, 2000, and Fourth Amendment and Waiver to the Credit Agreement dated as of February 9, 2001 (incorporated by reference to Exhibits 10.16 and 10.18 respectively to the Company's Annual Report on Form 10-K for the year ended December 31, 2000, filed on March 29,
                 2001).

5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, regarding the legality of the securities being registered.+

10.1             Fisher Scientific International Inc. 2001 Equity and
                 Incentive Plan. +

23.1             Consent of Deloitte & Touche LLP.+

23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).+

24.1 Power of Attorney (included on the signature page hereto).+

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+  Filed herewith